UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 9, 2008

OPENCELL BIOMED INC.

(F/N/A GRAND MOTION, INC.)

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(Exact Name of small business issuer as specified in its charter)

Nevada 333-141094 75-3255895

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(State of Incorporation) (Commission File No.) (IRS Employer ID Number)

25 The West Mall, #253, Unit 1336

Toronto, Ontario, M9C 1B8

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(Address of principal executive offices)

(775) 882-1013

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(Registrant’s telephone number, including area code)

c/o State Agent And Transfer Syndicate, Inc.

112 North Curry Street, Carson City, NV, 89703

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4))

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the current view about future events and financial performance based on certain assumptions. They include opinions, forecasts, projections, guidance, expectations, beliefs or other statements that are not statements of historical fact. In some cases, forward-looking statements can be identified by words such as “may”, “can”, “will”, “should”, “could”, “expects”, “hopes”, “believes”, “plans”, “anticipates”, “estimates”, “predicts”, “projects”, “potential”, “intends”, “approximates” or the negative or other variation of such terms and other comparable expressions.

The forward-looking statements in this Current Report are only predictions. Actual results could and likely will differ materially from these forward-looking statements for many reasons, including the risks described under “Risk Factors” and elsewhere in this Current Report. No guarantee about future results, performance or achievements can be made. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The safe harbors for forward-looking statements provided by the Private Securities Litigation Reform Act are unavailable to issuers of “penny stock”. Our shares may be considered a penny stock and, as a result, the safe harbors may not be available to us.

EXPLANATORY NOTE

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to “we,” “us” and the “Company” are to Grand Motion, Inc., a Nevada corporation, and its subsidiaries. Specific discussions or comments relating only to Grand Motion, Inc. will reference “Grand Motion”, and those relating only to Biomedical Implant Technologies Ltd., an Ontario Corporation, will reference “BIT”.

Except as indicated otherwise herein, all references to dollars ($) shall mean US Dollars. Any reference to Canadian Dollars shall be indicated by “CDN.” As of July 1, 2008, each Canadian Dollars equaled 0.98006 US Dollars.

Item 1.01 - Entry into a Material Definitive Agreement

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.01 - Completion of Acquisition or Disposition of Assets

On July 4, 2008, Grand Motion and BIT completed a Plan and Agreement of Reorganization (the “Share Exchange Agreement”) whereby Grand Motion agreed to issue 20,000,000 shares of its common stock in exchange for all of the outstanding common stock of BIT (filed as Exhibit 10.3 to this Form 8-K).

On July 4, 2008, as a result of the Share Exchange Agreement, Jim Akrivos resigned as our sole officer and was appointed our Director, Xinjun Wang resigned as our Director, and Mislav Pavelic was appointed our Chairman, President and Chief Financial Officer.

The acquisition will effect a recapitalization of Grand Motion because the shareholders of BIT controlled Grand Motion after the acquisition was completed. BIT will be treated as the acquiring entity for accounting purposes and Grand Motion was the surviving entity for legal purposes. There will be no adjustment to the carrying value of the assets or liabilities of BIT, nor are there any adjustments to the carrying value of the net assets of BIT. All references to shares of common stock will be retroactively restated.

Form 10 Disclosure

Item 2.01(f) of Form 8-K states that if the registrant was a “shell” company, such as Grand Motion, Inc. was immediately before the Share Exchange Agreement, then the registrant must disclose in a Current Report on Form 8-K the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, this Current Report on Form 8-K includes substantially all of the information that would be included in a Form 10. Please note that unless indicated otherwise, the information provided below relates to us after the Share Exchange Agreement. Information relating to periods prior to the date of the Share Exchange Agreement only relates to the party specifically indicated.

Business Overview

Our corporate focus is the development of our own proprietary product line of dental implant systems, which will include the development, improvement, marketing and distribution of a dental implant system, together with related and associated parts. We have not yet realized any revenues from its planned operations and has not commenced business operations. In January 2008, we acquired a worldwide, exclusive license from the National Research Council of Canada for intellectual property rights for porous titanium standard push-in and acme threaded dental implants. At the same time, we entered into a research and development agreement with the National Research Council of Canada to develop dental implants with this acquired technology. A porous titanium coating on an implant will allow the surgeon to: 1) place an implant in smaller amounts of host bone, 2) allow for earlier placement of the final restored tooth/teeth, 3) place and restore a tooth/teeth under less stringent bone requirements then current standards of care, and 4) achieve a strong base fixation in all circumstances of implant placement.

Our dental implant system is called the “Ti-Foam Dental Implant System.” We plan to manufacture and distribute our system as an all-inclusive product line augmented by a few products we purchase for resale. Our products will be marketed domestically directly to the end market through sales representatives and internationally on a country-by-country basis through a distribution network that we plan to develop. We will be compliant with good manufacturing practices, and we will submit our products for regulatory approvals required by the United States Federal Drug Administration (“FDA”) and Health Canada. We also expect to be ISO 9001:2000, ISO 14385:2001, and Annex II (EU Council Directive 94/42/EEC) certified, which allows us to export and market our products within the European Economic Community. We have filed trademark applications in the United and Canada for our dental implant product line names.

The Company neither rents nor owns any property. The Company utilizes the office space and equipment of Mislav Pavelic, our director and sole officer, at no cost on a month to month basis at 25 The West Mall, #253, Unit 1336, Toronto, Ontario, M9C 1B8. Our fiscal year end is November 30th.

History and Background

Grand Motion Inc. was incorporated in the State of Nevada on July 7, 2006, and its fiscal year end is November 30. The Company had obtained a license to market, distribute or re-sell specialty tours, airline tickets and charter flights provided by a private company, in the United States and Canada but discontinued this business segment during the first quarter of 2008. Following discontinuation of its business, the Company originally intended to pursue a variety of consulting and joint venture opportunities in the People’s Republic of China (“PRC”) in the food processing and alternative fuel manufacturing industries. Grand Motion elected not to pursue the PRC concentrated strategy when it entered into its agreement with BIT, as described herein.

On July 4, 2008, Grand Motion Inc. and Biomedical Implant Technologies Ltd. (“BIT”), an Ontario corporation, completed a Plan and Agreement of Reorganization whereby Grand Motion issued 20,000,000 shares of its common stock in exchange for all of the outstanding common stock of BIT. As a result of the transaction, BIT is now a wholly-owned subsidiary of Grand Motion.

BIT was incorporated in the Province of Ontario on November 27, 2007, and its fiscal year end is November 30. In January 2008, BIT acquired an exclusive, worldwide license from the National Research Council of Canada (the “NRC”) for porous titanium standard push-in and acme threaded dental implants. In addition, BIT entered into a research and development agreement with the NRC to develop dental implants with porous titanium foam surfaces.

General

Our corporate focus is the development, marketing and sale of our proprietary dental implant system known as the “Ti-Foam Dental Implant System”. We have not yet realized any revenues from our planned operations and have not commenced the actual sale of our proprietary product. As mentioned above, in January 2008, we acquired an exclusive, worldwide license from the NRC for porous titanium standard push-in and acme threaded dental implants. Concurrent with the license acquisition, we entered into a research and development agreement with the NRC to develop dental implants with porous titanium foam surfaces. (Please refer to the discussion below concerning the terms of the license agreement and research and development agreement with NRC).

Since the license acquisition, we have designed and fabricated a prototype dental implant in collaboration with the NRC. In addition, we have conducted some independent R&D on the preliminary function of the implant in bovine bones.

We expect to be the sole manufacturer and distributor of our “Ti-Foam Dental Implant System”, which is an all-inclusive product line augmented by a few products that we purchase for resale. We also expect to market our products domestically directly to the end market by our sales representatives, and internationally on a country-by-country basis through selected distributors under a license arrangements with us (See “Marketing and Distribution” below).

We have developed a prototype implant using our proprietary technology. We are currently working in collaboration with the NRC to develop the optimum implant design for commercial use and our projected total cost of the R&D project over the next twelve months is expected to be $176,477 (Canadian or CDN), of which we have spent $38,122 CDN in R&D to date. Further information on the R&D program is described in the “Plan of Operations” below. Prior to sale of our product in the United States, we will be required to file with the United States FDA a Section 510(k) application, and receive approval of such application. We will be required to make a similar application with and receive approval from Health Canada prior to the commercial sale of our products in Canada. We intend to file our applications with the respective health regulatory bodies in Canada and the United States during the last calendar quarter of 2008 or the first calendar quarter of 2009. We expect the product to be available for sale, in the United States within six to twelve months from filing of such application, and in Canada within three to six months from filing of such application. We cannot provide any assurance of our ability to receive the necessary approvals from such regulatory bodies. .

Research and Development Agreement and Licensing Agreement with National Research Council of Canada

On November 13, 2007, we entered into an Agreement for R&D Collaboration with the National Research Council of Canada (“NRC”) (“R&D Agreement”) whereby we collaborated with the NRC on a project for the development of dental implants with a titanium foam coating. The total cost of the project is estimated to be $246,085 (Canadian or CDN), of which we agreed to contribute $176,477 CDN in cash to the project subject to achievement of certain milestones. We also are required to make a contribution of $50,000 CDN in equivalent project work during the course of the agreement. Equivalent project work includes time allocated to the project by our Chairman. This agreement is effective for a period of 15 months, ending on April 2009. As of the date of this Report, the R&D Agreement is in force and effect, we have expended approximately $38,000 CDN of the required amount indicated above, and anticipate spending an additional amount in R&D expenditures approximating $138,000 CDN under the agreement. Presently, we are conducting the second phase of our R&D Agreement with the NRC. During this phase, we intend to refine the torque load of our implant system. We expect to be complete with our second phase study during the fourth calendar quarter of 2008. Under the remaining two phases of the R&D Agreement, we will seek to optimize and validate the system parameters. We have entered into a licensing agreement with the NRC for the intellectual property arising under the R&D Agreement (described below).

On January 22, 2008, we entered into a Technology License Agreement with the NRC (“License Agreement”) whereby we acquired a worldwide exclusive license to the technology relating to the Ti-Foam Dental Implant System. The agreement extends for the duration of the patents covering the technology. The patents covering the technology expire in 2021. We paid the NRC $15,000 upon signing of the License Agreement. In addition, we are required to pay the licensor a royalty on each product sale equal to the greater of; 3% or $10 CDN. The agreement also requires the payment of minimum annual royalties of; $15,000 CDN on December 31, 2008, $20,000 CDN on December 31, 2009, $25,000 CDN on December 31, 2010 and $25,000 CDN for each anniversary thereafter throughout the term. The licensor, subject to our re-imbursement of 100% of such costs, is required to obtain and maintain the patents covering the technology. The license is conditional upon diligent exploitation of the rights granted to us in a manner likely to satisfy the demand for the products and services in relation to all reasonable applications within the authorized field of use, and to adequately serve our customers. If the licensor determines that there has been a lack of diligence on our part, it may (a) convert the license from exclusive to non-exclusive, (b) terminate the agreement, or (c) modify the file of use. The licensor may terminate the agreement if we become bankrupt, or insolvent, or have a receiver appointed to continue our operations, or passes a resolution for winding up, or takes the benefit of any statute relating to bankrupt or insolvent debtors. Finally, either party may terminate the agreement for any breach by the other party, subject to a 60 day cure period.

The R&D Agreement and License Agreement are filed as Exhibit 10.4 and Exhibit 10.5, respectively, to this Form 8-K. The above discussions of both agreements are qualified in its entirety by the actual terms and conditions of each respective agreement.

Implant Market Environment

The dental implant market dates back many centuries. Originally, dental implants were made of materials as diverse as wood and ivory in an albeit very crude process. More modern implants using metal pins, posts, and blade implants originated in the early 19th century a dentist in the 1930’s implanted subperiosteal (on the bone) hardware that would permanently anchor dentures to the bone. By the late 1940’s, implant direction and focus had shifted to endosteal (in the bone) devices, known as blade type implants. Practitioners who used implants were seen as mavericks. Over the following decades the market for blade type implants grew, but never to any appreciable size. The market languished until the 1970’s, during which time, most prosthetics were developed by practitioners for their own use.

By 1977, Dr. P. I. Branemark, a Swedish orthopedic surgeon, had developed and brought to market a product line of dental implants composed of titanium. Since that time the marketplace for implants has flourished, and has grown continually, through refinements and improvements, and has captured practitioners due to the ease of use and placement compared with a blade implant.

Today there are dozens of dental fixtures marketed worldwide. Some are made of pure titanium or one of its alloys; many are coated with different materials and processes to stimulate bone growth, called osseointegration. By 1990, implants had moved to the mainstream of dentistry. Primarily, oral surgeons and periodontists perform the placement of implants, but there are a growing number of general dentists who perform implant procedures. Today, the increase in the number of both specialty practitioners and general dentists placing implants is continuing, due in part to the continued success rate of implants, the aging population, and continued refinements and improvements being made to implant systems.

Implants are beneficial for patients and very profitable to practitioners, so it is understandable that this segment of professional dentistry is becoming one of the fastest growing and widely publicized. It is not necessary for a dentist to be an oral surgeon to put dental implants in patients. In fact, dental implantology is now taught in the last year of dental school. The implant industry is closely linked with the evolution of dentistry towards more sophisticated diagnosis and procedures. During 2004, in excess of $400 million was spent in the U.S. alone on dental and oral care. There are in excess of forty million patients in this country who are potential candidates for dental implants and associated attachments. The domestic and international implant markets are estimated at $1.79 billion annually in 2006 (Millennium Research Group – Competitor Insights for Implants (www.mrg.net).

The merits of having implants instead of conventional bridge and denture plates are as follows:

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implants are significantly more sturdy than bridgework or dental plates,

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implants can support for a full denture which is unavailable in bridgework or dental plates;

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implants support a permanent bridge eliminating the need for a removable partial dentures;

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implants do not weaken, alter or discolor adjoining teeth; and implants are aesthetically more pleasing.

Products

The primary product to be offered by the Company is a dental implant product line and system titled the "Ti-Foam Dental Implant System." This product line includes various styles of dental implants, their related prosthetics or armamentarium, devices, tools, irrigated spade drills, and items purchased for resale.

Dental implants are the foundation upon which natural looking teeth are placed through a sound and lasting prosthesis. Dental implants are small anchors (root form) shaped like screws which when placed become an artificial replacement of the natural roots, are made out of bio-compatible titanium, and are embedded into the maxilla and mandible (upper and lower jaw, respectively) of a patient. The titanium alloy utilized is of clinical grade, is inert to the body and represents a space age material that has the unique ability to form a permanent biological bond with living tissue. Dental implant systems are placed by trained dentists, oral surgeons, periodontists, implantologists, and other similar disciplined individuals. Implants can have a high success rate if placed properly and expertly. With proper oral care and regular dental visits, implants have lasted as long as 20 years and may last a lifetime.

Many of the implants have various coatings or treatments (hydroxylapatite, titanium plasma sprayed, treated via a resorbable blasted material, and other like processes) which enhance the bonding and bone growth process resulting in improved osseointegration. Ti-FoamTM takes this a step further as it allows for absorption of bone within the dental implant structure at the time of placement and it allows for introduction of bone morphogenic proteins/anti-biotics within the foam to further encourage rapid bone growth and adaptation of the implant to bone. Our implants are offered in various diameters and lengths.

The competitive advantages of the Ti-FoamTM implant system are as follows:

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It improves osseoinduction and integration through (i) its high porosity surface material which allows for improved bone incorporation into the porous foamy surface during placement, and (ii) its ability to incorporate enhancing proteins and various antibiotics through the foaming process within the Ti-foam material.

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It provides a more rapid implant stability than other available implants through its unique proprietary surface material that allows for an accelerated vascularization of bone to implant interface.

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It improves stress transfer to surrounding bone due to the more rapid implant stability.

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It improves peri-implant bone health by adoption of gum to the implant.

We also will offer an extensive line of prosthetic armamentarium available to practitioners in various prosthetic styles, which each style being marketed in various cuff heights and material composition (such as titanium, gold alloy, plastic and ceramics).

Other products that will be offered by us for use in dental implantology are bone augmentation materials and Collagen Resorbable Membranes in various dimensions; and surgical motors and hand pieces made by third party manufacturers.

We intend to continually review current designs, evaluate new concepts, and develop new and/or improved products to replace or augment the Ti-Foam Implant System. Through National Research Council of Canada, we are engaged in research and development and have spent approximately $40,000 since inception on new product development. We will in the future seek grants for specific research works with numerous institutions.

Marketing and Distribution

Our targeted market is clinicians, oral surgeons, periodontists, implantologists, private continuing educational institutions, and universities.

We intend to use a combination of event participation, direct mail, infomercials and product advertising on our web-site and in trade journals and newspapers, and the establishment of a direct sales program to reach our targeted market. Our immediate priority of marketing will focus on event participation and product advertising. Our projected marketing budget for the next twelve months is approximately $198,000 (See “Plan of Operations”). We will be required to raise capital in order to meet our stated marketing budget.

Event participation will include being an exhibitor at industry trade shows, participation in industry forums, and conducting our own industry seminars. In addition, we intend to advertise our product on our web-site, and in industry trade journals and newspapers, such as Dental Products, and Oral Health, among other publications.

Apart from event participation and product advertising, we expect that domestic sales will be handled through a network of sales representative. The number of sales personal will be subject to a number of factors, including available cash allocable for marketing purposes and the success of our initial marketing efforts. We expect that the sales representatives will be compensated on a salary basis, with some form of commission structure. We may be required to hire a sales manager to the extent that our sales representative exceeds twenty salespeople. At this time, we do not have any sales representatives. We believe that we will be required to pay sales representatives a salary of $60,000, nor have we identified the appropriate compensation structures for our sales representatives or sales managers.

As mentioned above, we intend to enter into distribution arrangements for international sales. We expect that a distributor will have some form of geographical limitation, will be required to pay a onetime fee, and will be receive favorable distributor pricing on product purchases. At this time, we have not identified any potential distributors, nor have we determined the material terms of any distributor agreement.

Markets and Competition

Based on available industry information, we estimate the size of the domestic and international implant market to be approximately $1.7 billion and such information indicates that the market will grow annually at a rate of 15-23% from 2008 to 2013 (Millennium Research Group - Competitor Insights for Implants - (www.mrg.net)). The expected growth is primarily from an aging population, better education of new dentists, and developing interest from, and education of, existing general dentists. There are four companies that dominate the world-wide marketplace, with a second tier of five additional companies. The principal competition consists of Nobel Biocare Holding AG (NOBN: Swiss Exchange), Biomet 3i Inc. (BMET: NASDAQ), Straumann Holding AG (STMN: Swiss Exchange), Zimmer Holdings Inc. (ZMH:NYSE), Astra Tech an Astra Zeneca International company (AZN-LSE) and Lifecore Biomedical Inc. (LCBM:NASDAQ). Many of these competitors are subsidiaries or divisions of larger companies, and many have substantial capital resources which are significantly larger than the Company’s capital resources. We believe, however, that we can compete with all of such companies because of our belief that our proprietary product represents an enhancement to existing products and procedures in the existing marketplace. However, we cannot provide any guarantees that our products will achieve commercial success.

Raw Materials and Manufacturing.

The materials used in manufacturing the dental product line are medical grade titanium alloy, gold alloy, stainless steel and ceramic. Titanium is inert to body tissue and bone, and is an alloy which has the unique ability after being placed to form a permanent biological bond with living tissue. Research in the use of ceramic and other materials has been completed and is continually underway, particularly for use as abutments. The availability of these materials is good; however, titanium prices have risen 40% over the past year. Currently we subcontract the manufacture of the base of the dental implant to a local company; however, we believe other subcontractors are available in the area at competitive rates. Following the production of the dental implant, our patented porous titanium foam surface coating will be applied to the product. As of the date of this Report, we have not determined whether we or a subcontractor will foam surface coating to the product. We do not anticipate that either alternative will materially impact our operations.

Patents and Trademarks

The technology surrounding our products is subject to patent protection. The open material methodology received a US patent (#6,660,224 B2) on December 9, 2003 (filed August 27, 2001), a Canadian Patent (2,355,790) on April 25, 2005 (filed August 16, 2001), and a patent under the Patent Cooperation Treaty (Publication Number WO 03/015963 A1) filed August 15, 2002.

Our other patents include:

· L.P.Lefebvre, Y. Thomas, M. Gauthier, “Method of Making Open Cell Material”, CIP US 7,108,828 B2, Sep. 19, 2006.

· L.P. Lefebvre and Y. Thomas, “Method of making open cell material”, European Patent Application No.02754042.6 (EP /417065)

· L.P. Lefebvre, Y. Thomas and M. Gauthier, “Method of Making Open Cell Material”, Canadian Patent Application Number CA 2 469 244 filed May 31, 2004.

Patents filed in the United States, Canada and with other countries subject to the World Trade Organization are valid for 20 years from the earliest claimed filing date.

We have has filed trademarks as available for its dental implant product line names and logos. We also have registered the following domain names: www.opencellbiomed.com.

Regulatory

We will continually maintain and update as necessary its ISO 9001 / EN 13485:2001 and Annex II (CE mark) certification to continue to permit the Company to import and market its products within the European Economic Community (EEC). ISO certification is required to permit us to export our products into the EEC or any other country that has adopted the ISO rules, regulations and policies.

In order for us to sell our product in the United States, we will need approval from the United States Food and Drug Administration. We plan to file for registration with the US-FDA under Section 510(k) of the Food, Drug and Cosmetic Act and adhere to the FDA guidelines prior to making sales in the United States. We will be required to make a similar filing with and receive approval from Health Canada prior to the commercial sale in Canada. We intend to make our filing with the United States FDA and Health Canada during the last calendar quarter of 2008 or the first calendar quarter of 2009. We can not predict whether we will be successful in obtaining the necessary approval from the regulatory bodies in the United States and Canada.

Research and Development

The Company continually evaluates new ideas and concepts relating to dental implantology. New products will be, and are currently being, brought to market as clinical evaluations, studies and testing are completed and FDA registration, if required or necessary is obtained. In addition, product research is continually being performed on the Company’s existing product line and since the commencement of the R&D Agreement with NRC in 2008, we spent $39,740 in research and development costs. .

Environmental Laws

Environmental laws do not impact the Company, except for waste products/materials created and/or generated by manufacturing processes. These waste products are being recycled according to and in compliance with federal, state and local environmental protection laws.

Compliance by the Company with federal, state and local environmental protection laws has not had, and is not expected in the future to have, an effect on capital expenditures, liquidity, earnings or its competitive position.

Employees

We are a development stage company and we do not have any employees, other than our sole officer and director. We intend to hire additional employees on an as needed basis.

Risk Factors

We are subject to a number of risks, including those enumerated below. Any investment in us and our common stock is speculative and involves a high degree of risk. You should carefully consider the following important risks and uncertainties in connection with any investment in our common stock. If the damages threatened by any of the following risks actually occur, our business, financial condition or results of operations, and cash flows would likely suffer significantly. In any of those cases, the value of our capital stock could decline significantly.

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

We were incorporated in Nevada in July 2006 and our operating subsidiary was incorporated in Ontario, Canada on November 27, 2007. We have no significant financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

We have not developed a commercial product.

We have developed a working proto-type of our Ti-FoamTM products and we are continuing to conduct research and development with the NRC in this regard. Although we are confident in our ability to develop a commercial product, is conceivable that final testing could result in certain product features requiring redesign which could delay indefinitely the commercial introduction of the product.

We will need approval from various health regulatory bodies.

In order for us to commercially sell our product in the United States and in Canada, our product will have to be approved by the US FDA and Health Canada, respectively. Similar applications will need to be filed with the European Union. Although we expect to receive such approvals in a timely fashion, it is conceivable that we may not be able to obtain the necessary approval to allow for the timely commercial sale of our product or at all.

We have received limited indications of the commercial acceptability of our products. Accordingly, we cannot predict whether our products can be marketed and sold in a commercial manner.

Our success will be dependent upon our ability to sell our Ti-FoamTM products in quantities sufficient to yield profitable results. To date, we have received limited indications of the commercial acceptability of our products. Accordingly, we cannot predict whether the omni-directional product can be marketed and sold in a commercial manner.

We currently lack any distribution channels for our products.

We do not have any established channels of sales or distribution for our product line. We have only recently formulated a marketing and sales plan. This plan is largely untested. Therefore, we cannot predict whether we will be successful in establishing a successful sales and distribution channels for our product.

We cannot assure that we will have in place sufficient patent protection and confidentiality agreements for our proprietary technology. If we do not adequately protect our intellectual property rights, there is a risk that they will be infringed upon or that our technology infringes upon one of our competitor's patents. As a result, we may experience a loss of revenue and our operations may be materially harmed.

Our success will be dependent, in part, upon the protection of our proprietary Ti-FoamTM technology from competitive use. We received patents regarding our porous titanium form technology relating to dental implants. Notwithstanding the foregoing, it is possible that our competitors could build similar products. In addition to the patent applications, we intend rely on a combination of trade secrets, nondisclosure agreements and other contractual provisions to protect our intellectual property rights. Nevertheless, these measures may be inadequate to safeguard our underlying technology. If these measures do not protect the intellectual property rights, third parties could use our technology, and our ability to compete in the market would be reduced significantly. In addition, if the sale of our product extends to foreign countries, we may not be able to effectively protect its intellectual property rights in such foreign countries.

In the future, we may be required to protect or enforce our patents and patent rights through patent litigation against third parties, such as infringement suits or interference proceedings. These lawsuits could be expensive, take significant time, and could divert management's attention from other business concerns. These actions could put our patents at risk of being invalidated or interpreted narrowly and any patent applications at risk of not issuing. In defense of any such action, these third parties may assert claims against us. We cannot provide any assurance that we will have sufficient funds to vigorously prosecute any patent litigation, that we will prevail in any of these suits, or that the damages or other remedies awarded, if any, will be commercially valuable. During the course of these suits, there may be public announcements of the results of hearings, motions and other interim proceedings or developments in the litigation. If securities analysts or investors perceive any of these results to be negative, it could cause the price of our common stock to decline.

We will require financing to achieve our current business strategy and our inability to obtain such financing could prohibit us from executing our business plan and cause us to slow down our expansion of operations.

We will need to raise funds through public or private debt or sale of equity to achieve our current business strategy (see “Plan of Operations”). Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to the interests of our existing shareholders with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant as set forth in our Plan of Operations. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our Plan of Operations. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

We may pay consultants and employees in our common stock as consideration for their services which may result in stockholder dilution.

Presently, we have limited cash availability. Although we are hopeful to raise sufficient funds to properly develop our business strategy (see “Plan of Operations”), we may not be successful in our fund raising efforts. Therefore, it is conceivable that in the future, we may pay consultants and employees in the form of common stock, warrants or options to purchase shares of our common stock rather than cash. Payments for services in stock may materially and adversely affect our existing stockholders by diluting the value of outstanding shares of our common stock.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy and/or heighten the risk of our business failure.

We face substantial competition from numerous sources, many of which have access to better resources.

Many of our competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater marketing, public relations and technical resources than us. We are significantly smaller than our competitors, and all of which are larger and are significantly better financed than us. We may not be able to compete successfully in any market in which we conduct business currently or in the future. Those competitors having greater financial resources than ours are able to engage in more substantial advertising, promotion and other marketing programs, all of which affect their revenues. Further, even if we are successful in developing and marking our proprietary Ti-FoamTM product, technological changes or improvements advanced by any of our competitors may eradicate any actual or perceived competitive advantage of our product.

Our future success is dependent, in part, on the performance and continued service of Mislav Pavelic. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Dr. Mislav Pavelic, our director and sole officer. We currently do not have an employment agreement with Dr. Pavelic. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

Because our director and sole officer has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our director and sole officer, Mislav Pavelic, intends to devote approximately one half of his business time to our affairs, however, no formal agreement exists with respect to this matter. It is possible that the demands on Dr. Pavelic from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Dr. Pavelic may not possess sufficient time for our business if the demands of managing our business increase substantially beyond projected levels.

We have no experience as a public company.

We have never operated as a public company. We have no experience in complying with the various rules and regulations which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations which are required of a public company. However, if we cannot operate successfully as a public company, shareholder values may be materially adversely affected. Our inability to operate as a public company could be the basis for shareholders losing their entire investment in us.

Risks Related to Our Stock

The OTC Bulletin Board is a quotation system, not an issuer listing service, market or exchange. Therefore, buying and selling stock on the OTC Bulletin Board is not as efficient as buying and selling stock through an exchange. As a result, it may be difficult for you to sell your common stock or you may not be able to sell your common stock for an optimum trading price.

The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last sale prices and volume limitations in over-the-counter securities.

Because trades and quotations on the OTC Bulletin Board involve a manual process, the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available. The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price. Execution of trades, execution reporting and the delivery of legal trade confirmations may be delayed significantly. Consequently, one may not be able to sell shares of our common stock at the optimum trading prices.

When fewer shares of a security are being traded on the OTC Bulletin Board, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price one was quoted by the OTC Bulletin Board at the time of the order entry.

Orders for OTC Bulletin Board securities may be cancelled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTC Bulletin Board. Due to the manual order processing involved in handling OTC Bulletin Board trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit his order. Consequently, one may not able to sell shares of common stock at the optimum trading prices.

The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on the OTC Bulletin Board if the common stock or other security must be sold immediately. Further, purchasers of securities may incur an immediate “paper” loss due to the price spread. Moreover, dealers trading on the OTC Bulletin Board may not have a bid price for securities bought and sold through the OTC Bulletin Board. Due to the foregoing, demand for securities that are traded through the OTC Bulletin Board may be decreased or eliminated.

We are subject to the penny stock rules and these rules may adversely affect trading in our common stock.

Our common stock is a “low-priced” security under rules promulgated under the Securities Exchange Act of 1934. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions probably decreases the willingness of broker-dealers to make a market in our common stock, decreases liquidity of our common stock and increases transaction costs for sales and purchases of our common stock as compared to other securities.

Our stock price may be volatile, which may result in losses to our stockholders.

Historically, the market prices of companies quoted on the Over-The-Counter Bulletin Board, generally have been very volatile and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many of the following factors, some of which are beyond our control:

· variations in our operating results;

· announcements of technological innovations, new services or product lines by us or our competitors;

· changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

· changes in operating and stock price performance of other companies in our industry;

· additions or departures of key personnel; and

· future sales of our common stock.

In general, domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock. In particular, the market prices for stocks of companies in volatile markets often reach levels that bear no established relationship to the operating performance of these companies. These market prices are generally not sustainable and could vary widely. In certain instances, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been initiated.

We will incur increased costs and compliance risks as a result of becoming a public company.

As a public company, we will incur significant legal, accounting and other expenses. We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and the National Association of Securities Dealers (“NASD”). We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting and the independent auditors to attest to the effectiveness of such internal controls and the evaluation performed by management. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. The Public Company Accounting Oversight Board, or PCAOB, has adopted documentation and attestation standards that the independent auditors must follow in conducting its attestation under Section 404. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated time frame. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, significantly increase our accounting and compliance budget, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting or our independent auditors providing an adverse opinion regarding management’s assessment. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance if we chose to do so in the future. Thus, we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

If we fail to maintain the adequacy of our internal controls, our ability to provide accurate financial statements and comply with the requirements of the Sarbanes-Oxley Act of 2002 could be impaired, which could cause our stock price to decrease substantially.

We have committed limited personnel and resources to the development of the external reporting and compliance obligations that would be required of a public company. We have taken measures to evaluate how we can address and improve our financial reporting and compliance capabilities and we are in the process of instituting changes to satisfy our obligations in connection with joining a public company, when and as such requirements become applicable to us. Prior to taking these measures, we did not believe we had the resources and capabilities to do so. We plan to obtain additional financial and accounting resources to support and enhance our ability to meet the requirements of being a public company. We will need to continue to improve our financial and managerial controls, reporting systems and procedures, and documentation thereof. If our financial and managerial controls, reporting systems or procedures fail, we may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act of 2002 as it applies to us. Any failure of our internal controls or our ability to provide accurate financial statements could cause the trading price of our common stock to decrease substantially.

U.S. investors may experience difficulties in attempting to effect service of process and to enforce judgments based upon U.S. federal securities laws against the company and its sole non-U.S. resident officer and director.

Our two directors and our sole officer are not residents of the United States. Consequently, it may be difficult for investors to effect service of process on Dr. Pavelic and Mr. Akrivos in the United States and to enforce in the United States judgments obtained in United States courts against Dr. Pavelic and Mr. Akrivos based on the civil liability provisions of the United States securities laws. Since all our assets are located in Canada it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in Canada.

We do not expect to pay dividends in the foreseeable future.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

We have the right to issue additional common stock without the consent of shareholders. This would have the effect of diluting your ownership in the company and could decrease the value of your stock.

There are additional authorized but unissued shares of our common stock that may be later issued by our management for any purpose without the consent or vote of the stockholders that would dilute a stockholder’s percentage ownership of the company. Our articles of incorporation authorize the issuance of up to 100,000,000 shares of common stock.

Management Discussion and Analysis or Plan of Operations

The following discussion contains forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding future events, our plans and expectations and financial projections. Our actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed elsewhere in this Form 8-K. See “Risk Factors” above. Unless otherwise specified, all dollar amounts are in U.S. dollars.

Plan of Operation

During the next 12 months, we expect to conduct additional research and development of our product with NRC sufficient for us to be in a position to launch the commercial sale of our Ti-Foam Dental Implant System. Thus, we expect to launch our product no later than March 2009. Our ability to launch our product will be subject to obtaining the necessary health regulatory approvals domestically and in the United States. We intend to file our applications with the respective health regulatory bodies in Canada and the United States during the last calendar quarter of 2008 or the first calendar quarter of 2009. Our initial launch will consist of infomercials, trade shows and product advertising in industry journals and newspapers, as well as a direct mail program. Thereafter, depending on available funds, we intend to hires sales personnel on an as need basis, and subject to available funds.

We expect to incur a total of $400,000 CDN in expenditures during the next 12 months. The total amount is allocated as follows:

v Payments to NRC of $152,000. As indicated above, we continue to conduct further research and development and testing of our product with the NRC. We intend to spend approximately $137,000 CDN on R&D with the NRC over the next twelve months. Of the total amount, however, we expect to expend approximately $38,000 CDN in R&D prior to the commencement of the commercial sale of our product. The remaining R&D will be conducted after the inception of commercial sale to further optimize the product. We do not intend to hire employees during this 12 month period to handle our R&D. In addition to the R&D expenditures, we are required to make a minimum of $15,000 CDN in royalty payment to NRC during this period

v Marketing expenses of $198,000 CDN. We believe that we will begin advertising and marketing program during the third or fourth calendar quarters of 2008. We expect to incur approximately $8,000 on conventions and trade shows, $20,000 on trade magazines, $10,000 on website development, $20,000 on direct mail and $20,000 on infomercials. In addition, we intend to hire two sales employees to handle sales with our clients at cost of base salary of $60,000 CDN per year per person plus commissions.

v Professional fees of $50,000 CDN. Overall, we anticipate spending an additional $50,000 on professional fees, general administrative costs and expenditures associated with complying with reporting obligations during this period.

Apart from the capital expenditures stated above, we have no other capital requirements as of the date of this filing.

During the next 12 months, we expect that our revenue will be sporadic, and that we will need to raise funds from equity financing. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our plan of operations.. In the absence of such financing, our business will fail.

Results of Operations

For the period from inception through May 31, 2007, we had no revenue. We had a comprehensive loss for the same period equal to $51,257.

Capital Resources and Liquidity

As of May 31, 2008 we had $223 in cash, total assets (including cash) of $22,566, and total liabilities (consisting of loans from a director) equal to $73,423.

We cannot satisfy our cash requirements for the next twelve months with our current available cash and projected cash flow. However, if we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. We have not generated any revenue since inception and are dependent upon obtaining financing to pursue R&D, marketing and distribution activities.

We will seek to raise money through private and public equity offerings to meet our need for cash. We cannot guarantee that we will be able to raise all the money required. If we are successful any money raised will be applied to the items set forth in the Plan of Operation section of this Form 8-K.

Dr. Pavelic, our director and sole officer, has endeavored to loan funds on an as needed basis in the past, and he has indicated that he will endeavor to continue to do so in the future, however, we can not predict whether Dr. Pavelic will be able to do so in the future.

Known Material Trends and Uncertainties

As of May 31, 2008, we have no off balance sheet transactions that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Contractual Obligations

The following table sets forth our contractual obligations to make future payments as of May 31, 2008.

	Payments due (in CDN $)
	Total	< 1 year	1-3 years	3-5 years	> 5 years
Minimum Royalty Payment to NRC[1]	$335,000	$15,000	$45,000	$50,000	$225,000
R&D payments to NRC[2]	132,357	132,357	-	-	-
Total contractual obligations	$467,357	$147,357	$45,000	$50,000	$225,000

[1]. Represents minimum royalty payments to NRC for the life of the patent as required under the NRC license agreement.

[2] Represents the balance of R&D payments due within 15 months of January 22, 2008 as required under the NRC research and development agreement Other than the above,

We did not have any long-term debt obligations, operating lease obligations, purchase obligations or other long-term liabilities as of May 31, 2008.

Off-Balance Sheet Commitments and Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholder’s equity, or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Inflation

Inflation in the United States and Canada has not materially impacted our results of operations.

Critical Accounting Policies & Recent Accounting Pronouncements

Please see Note 2 in the Audited Financial Statements.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. Preparing financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet dates, and the recognition of revenues and expenses for the reporting periods. These estimates and assumptions are affected by management's application of accounting policies.

Description of Properties

We utilize the office space of Dr. Mislav Pavelic, our sole officer, on a month to month basis at no cost to us,. Our office is located at 25 The West Mall, #253, Unit 1336, Toronto, Ontario, M9C 1B8. The total office space consists of 3,200 square feet, of which we occupy 1,000 square feet. We also use office equipment of Dr. Pavlic, from time to time, at no costs to us.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable. The percentage ownership is based on 26,140,000 shares of common stock outstanding at July 4, 2008.

The following tables set forth information regarding beneficial ownership of our common stock as of the date of this Report (i) by each person who is known to us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is our address, 25 The West Mall, #253, Unit 1336 Toronto, Ontario, M9C 1B8.

Name of Shares of Percent

Title of Class Beneficial Owner Common Stock of Class

Common Stock Shawn Pecore 10,000,000 38.25%

Suite 506 – 2255B Queen Street East

Toronto, ON, M4E 1G3

Common Stock Mislav Pavelic 10,000,000 38.25%

Director and Sole Officer

Common Stock Jim Akrivos 0 0%

Director

Common Stock Directors and Officers 10,000,000 76.51%

as a Group (2 persons)

Changes of Control

There are currently no arrangements which would result in a change in control of us.

Directors, Executive Officers, Promoters and Control Persons

The following table and text set forth the names and ages of all directors and executive officers of the Company as of the date of this Report after giving effect to the Share Exchange Agreement. The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Also provided herein are brief descriptions of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the federal securities laws.

Name	Age	Position(s)	Director/Officer Since
Jim Akrivos	39	Former President and Former Secretary and Current Director	January 31, 2008
Mislav Pavelic	43	Current President, Chief Financial Officer, and Chairman	July 4, 2008

Biographies of Directors and Executive Officers:

Dr. Mislav Pavelic DDS FICOI, Director and Sole Officer

Dr. Pavelic became our President, Chief Financial Officer, and Chairman on July 4, 2008. He was President, Chief Financial Officer, and Chairman of our subsidiary Biomedical Implant Technologies Ltd., an Ontario Corporation, since inception (November 27, 2007).

Dr. Pavelic is a Doctor of Dental Surgery, Fellow International Congress of Oral Implantology and former President and CEO of Infinity Medical Group a specialty healthcare company involved in the acquisition of facilities, equipment, technology, systemization, branding, procurement and development of dental implant as well as cosmetic medical clinics.

Dr. Pavelic has owned, operated and developed numerous multi-disciplined healthcare clinics in the GTA over the past 18 years. He has developed:

· specialized post-graduate clinical training systems for dentists in high demand, high end dental implant and laser procedures;

· “Servadent” a portal web-based multi-disciplined management program to control and manage these clinics; and

· a unique proprietary dental implant surface material that demonstrates more rapid vascularized, bony ingrowths allowing for greater immediate stability of the implant

Having been exposed to numerous dentists, medical doctors and healthcare providers during his ventures, Dr. Pavelic has the hands on experience to know what products and services these clinics and their operators need. Clearly the number one barrier to growth is easy access to capital for expansion and new technology acquisition.

Over 18 years of practice Dr. Pavelic has a developed close relationship with local Dentists, Doctors, OEM’s, Associations, Societies, Universities, Colleges, Organizations, Distributors and Practice Brokers, all with the need of easy access to funds. Dr. Pavelic will use these close relationships to build mutually beneficial joint ventures.

Jim Akrivos, Director

Mr. Akrivos, our Director was our President and Secretary from January 31, 2008 to July 4, 2008. On that same date, he was appointed as our Director. He studied business at Sheridan College and civil law at Pathfinder Business College located in Toronto, Canada. For past 8 years, he has owned and operated a business consulting firm providing financial and management services to private companies. He is the sole employee of his business consulting company.

The directors named above will serve until the next annual meeting of the Company's stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between the directors and officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer. The officers will serve at will.

Dr. Pavelic has informed us that he will devote such time to the Company's affairs on an "as needed" basis. As a result, the actual amount of time which he will devote to our affairs is unknown and is likely to vary substantially from month to month.

Resignation of Xinjun Wang.

On July 4, 2008, 2008, as part of the Share Exchange Agreement, Mr. Xinjun Wang resigned as a director of the Company.

Audit, Nominating, Compensation Committees

We currently do not have standing audit, nominating or compensation committees. Our entire board of directors handles the functions that would otherwise be handled by each of the committees. We intend, however, to establish an audit committee, a nominating committee and a compensation committee of the board of directors as soon as practicable. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls. The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures. The compensation committee will be primarily responsible for reviewing and approving our salary and benefit policies (including equity plans), including compensation of executive officers

Stockholder Communications

Stockholders interested in communicating directly with the Board of Directors, or specified individual directors, may email the Company’s at info@opencellbiomed.com. The Company will review all such correspondence and will regularly forward to the Board copies of all such correspondence that deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review all of the correspondence received that is addressed to members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Board of Directors and to legal counsel.

Family Relationships

None.

Involvement in Legal Proceedings

To the best of the Company’s knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Code of Ethics And Conduct

We currently do not have a Code of Ethics. However, we intend to adopt a Code of Ethics pursuant to Section 406 of the Sarbanes-Oxley Act of 2002. The Code will be designed to deter wrongdoing and to promote:

· Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

· Full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC, and in other public communications that we made;

· Compliance with applicable governing laws, rules and regulations;

· The prompts internal reporting of violations of the Code to the appropriate person or persons; and

· Accountability for adherence to this Code.

This Code will require the highest standard of ethical conduct and fair dealing of its Chief Financial Officers. While, per Sarbanes-Oxley, this policy is intended to only cover the actions of our chief executive officer, we expect that our other officers, directors and employees will also review the Code and abide by its provisions. We believe that our reputation is a valuable asset and must continually be guarded by all associated with us so as to earn the trust, confidence and respect of our suppliers, customers and stockholders.

Our chief executive officer is committed to conducting business in accordance with the highest ethical standards. The chief executive officer must comply with all applicable laws, rules and regulations. Furthermore, the chief executive officer must not commit an illegal or unethical act, or instruct or authorize others to do so.

Executive Compensation

Summary Compensation

There was no compensation given to our officers for the past two fiscal years. We have agreed with our current sole officer, Mislav Pavelic, that Mr. Pavelic will not receive any compensation for acting in such officer capacities until such time as we attain profitable operations. The compensation package at such time will be commensurate with industry standards.

Aggregated Option Exercises and Fiscal Year-End Option Value

There have been no stock options granted since inception.

Long-Term Incentive Plan (“LTIP”) Awards

There were no LTIP Awards made to a named Executive Officer since inception.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our Officers and Directors. Our director and sole officer, Mislav Pavelic, is engaged in another business at the present, and may undertake other business opportunities in addition to his current endeavors, including our business. He intends to devote approximately one half of his business time to our affairs, however, no formal agreement exists with respect to this matter. We can not provide any assurances that Dr. Pavelic will be able to devote sufficient time and attention to our business.

Certain Relationships and Related Transactions, Director Independence

Dr. Mislav Pavelic, our sole officer and director, has made loans to us from time to time. As of the date of this Report, Dr. Pavelic has outstanding loans to us in the amount of $73,423. The loan is due on demand and bears no interest.

We utilize the office space of Dr. Mislav Pavelic, our sole officer, on a month to month basis at no cost to us,. Our office is located at 25 The West Mall, #253, Unit 1336, Toronto, Ontario, M9C 1B8. The total office space consists of 3,200 square feet, of which we occupy 1,000 square feet. We also use office equipment of Dr. Pavelic, from time to time, at no costs to us.

On July 4, 2008, prior to the Share Exchange, Mr. Pecore surrendered 20,000,000 shares of our common stock to us. On July 3, 2008, Mr. Pecore acquired the 20,000,000 shares of our common stock from Bluemark, Inc.

On March 18, 2008, in a transaction exempt from registration, the Company sold an aggregate of 12,000,000 shares of its Common Stock, $0.0001 par value, at a price of $0.001 per share, for total consideration of $6,000 to Bluemark Inc.

On November 30, 2007, Mr. Pecore and Dr. Pavelic each received 5,000 shares of common stock of BIT in exchange for their respective contribution of $200 CDN.

During the quarter ended February 29, 2008, Janetta Voitenkova, our former President and Director of the Company, provided $7,888 new loans to the Company but forgave $29,666 worth of loans and payables owing to her. In addition, as partial loan repayment the Company paid down loans by assigning $1,326 worth of property to her. As of February 29, 2008, no amounts were owned to this former officer and director.

Neither of the directors of the Company would be deemed independent under the independence standards applicable to the Company. The Company does not have a separately designated audit, nominating or compensation committee or committee performing similar functions.

Legal Proceedings

We are not a party to any pending nor to the best of our knowledge, any threatened legal proceedings. In addition, to the best of our knowledge none of our directors, officers or affiliates, or owner of record of more than five percent (5%) of our securities , or any associate of any such director, officer or security holder is a party to any litigation which is adverse to us .

Description of Securities

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value.

Common Stock

Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of Grand Motion, whether voluntary or involuntary, to share equally in the assets of Grand Motion available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by Grand Motions' Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by the Board of Directors out of funds legally available therefore. We do not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Debt Securities

None.

Other Securities To Be Registered

None.

Market of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Effective October 10, 2007, the company's shares were quoted on the over-the-counter-bulletin-board (OTCBB) under the symbol "GDNM". The following table sets forth the high and low bid prices our common stock for each fiscal quarter, in 2007 and 2008.

The bid prices are inter-dealer prices, without retail markup, markdown or commission, and do not reflect actual transactions.

Period High Bid Low Bid

December 1, 2006 - February 28, 2007 n/a n/a

March 1, 2007  May 31, 2007 n/a n/a

June 1, 2007 - August 31, 2007 n/a n/a

September 1, 2007  November 30, 2007 $0.25 n/a

December 1, 2007  February 29, 2008 $0.25 n/a

March 1, 2008  May 31, 2008 $0.25 n/a

Effective April 2, 2008, the Company forward split its common shares on a two for one basis. .

As of the date of this Report, there were a total of 26,140,000 shares issued and outstanding.

We have not paid any dividends with respect to our Common Stock and we have no plan to pay any dividends in the foreseeable future. The Company intends to retain its earnings to support the growth and expansion of its business.

At the present time, 20,000,000 of these shares are held by the officers and directors of the Company. The remaining 6,040,000 shares are held by those who are not affiliates of Grand Motion.

Of the 6,040,000 shares registered to those who are not officers, directors or controlling stockholders of the Company, 6,040,000 shares may be resold by their registered owners, without restriction pursuant to the Company's Registration Statement on the Form SB-2 became effective on July 10, 2007.

We believe that though the 20,000,000 shares held by the officers, directors and controlling stockholders of the Company are not presently eligible to be sold without registration under paragraph (k) of Rule 144 because the registered owners of the shares are affiliates of Grand Motion within the meaning of that provision, all of these stockholders have established the one-year holding period required as a condition for reliance on Rule 144 to afford safe harbor for the sale of limited quantities of the shares so long as they comply with the requirements of paragraphs (c), (e), (f) and (h) of the Rule, and specifically the requirement that they limit the quantity of shares to 1% of the issued and outstanding shares of the Company each quarter.

Sales of restricted shares under Rule 144 might have a depressive effect on the price at which our common shares might trade.

Recent Sales of Unregistered Shares.

On July 4, 2008, in connection with the Share Exchange Agreement, we issued 10,000,000 shares of our common stock to each of Shawn Pecore and Mislav Pavelic. In addition, on July, 4 2008, we issued 100,000 shares of our common stock to an attorney in exchange for legal services rendered to date.

On March 18, 2008, in a transaction exempt from registration, the Company sold an aggregate of 12,000,000 shares of its Common Stock, $0.0001 par value, at a price of $0.001 per share, for total consideration of $6,000 to Bluemark Inc., its controlling shareholder at the time.

During July 2006 the Company issued 8,000,000 shares of common stock to its founding director for total proceeds of $400.

There was no underwriter involved in connection with any of the above transactions. The stock issuances above were exempt from registration pursuant to Section 4(2) of the Act, and the rules and regulations promulgated thereunder, as in each instance the offering was made to a limited number of offerees, certain of the offeree were officers of the our subsidiary or other sophisticated investors, and the common stock was acquired with investment intent.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

· a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

· a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

· a transaction from which the director derived an improper personal profit; and

· willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

· such indemnification is expressly required to be made by law;

· the proceeding was authorized by our Board of Directors;

· such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

· such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 3.02 – Recent Sales of Unregistered Securities.

On July 4, 2008, in connection with the Share Exchange Agreement, we issued 10,000,000 shares of our common stock to each of Shawn Pecore and Mislav Pavelic. In addition, on July, 4 2008, we issued 100,000 shares of our common stock to an attorney in exchange for legal services rendered to date.

There was no underwriter involved in connection with any of the above transactions. The stock issuances above were exempt from registration pursuant to Section 4(2) of the Act, and the rules and regulations promulgated thereunder, as in each instance the offering was made to a limited number of offerees, certain of the offeree were officers of the our subsidiary or other sophisticated investors, and the common stock was acquired with investment intent.

Item 5.01 – Change of Control of Registrant.

As a result of the Share Exchange Agreement, a change of control occurred with respect to our outstanding common stock. Please refer to Item 2.01 above, for a discussions regarding the change of our control.

On July 4, 2008, Shawn. Pecore, one of our largest shareholders, surrendered 20,000,000 shares of our common stock to us. The surrender of such shares was a condition of the Share Exchange Agreement. On July 3, 2008, Mr. Pecore acquired the 20,000,000 shares of our common stock from Bluemark, Inc.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 4, 2008, as a result of the Share Exchange Agreement, Jim Akrivos resigned as our sole officer and was appointed our Director, Xinjun Wang resigned as our Director, and Mislav Pavelic was appointed our Chairman, President and Chief Financial Officer.

Item 9.01 - Financial Statements and Exhibits

Financial Statements of Biomedical Implant Technologies Ltd.

Biomedical Implant Technologies Ltd. audited financial statements as of November 30, 2007, along with unaudited six months ending May 31, 2008 are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

Pro-Forma Financial Information

Pro forma information for the Company reflecting the Share Exchange Agreement are not included herein, and will be filed under a separate amendment to this Form 8-K.

Exhibits

Exhibit Number Exhibit Description

10.3

Share Exchange Agreement signed July 4, 2008 between Grand Motion Inc. and Biomedical Implant Technologies Ltd.

10.4

Agreement for R&D collaboration signed January 22, 2008 between Canadian National Research Council and Biomedical Implant Technologies Ltd.

10.5

Technology Licence Agreement signed January 22, 2008 between Canadian National Research Council and Biomedical Implant Technologies Ltd.

99.1

Biomedical Implant Technologies Ltd. audited financial statements as of November 30, 2007

99.2

Biomedical Implant Technologies Ltd. unaudited financial statements six months ending May 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND MOTION, INC.

By: /s/ Mislav Pavelic

Mislav Pavelic

President

Date: January 14, 2014